                                                               EXHIBIT (2)(g)(2)

                  TECHNICAL ASSISTANCE AND SECONDING AGREEMENT

         THIS AGREEMENT ("Agreement") is dated as of June 1, 1997 by and among
THE MUTUAL FUND PUBLIC COMPANY LIMITED (the "Thai Manager"), a Thai limited company, with its principal office located at 30th-32nd Floor, Lake Rajada
Building, 193-195 Ratchadaphisek Road, Khlong-Toey, Bangkok, Thailand; MORGAN
STANLEY ASSET MANAGEMENT INC. (the "U.S. Manager"), a Delaware corporation, with its principal office located at 1221 Avenue of the Americas, New York, New York
10020; and THE THAI FUND, INC. (the "Company"), a Maryland corporation, with its principal office located at c/o Morgan Stanley Asset Management Inc., 1221
Avenue of the Americas, New York, New York 10020.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Thai Manager has entered into an Investment Contract (as defined below) for the establishment of a Thai investment fund (the "Thai
Fund"), whereunder the Thai Manager has assumed the management of the said fund on the terms and conditions specified in the said Investment Contract; and

         WHEREAS, the U.S. Manager has experience and expertise in the management of assets, securities trading and investment research; and

         WHEREAS, the parties hereto desire to provide for management of the acquisition and disposition of securities by the Thai Fund, on the terms and conditions hereinafter set forth; and

         WHEREAS, the U.S. Manager and the Company desire that the U.S. Manager render investment management services to the Company, on the terms and conditions hereinafter set forth.

         NOW THEREFORE, the parties hereto agree as follows:

1.       Definitions

         1.1 "Board of Directors" means the Board of Directors of the Company.

         1.2 "Council" shall have the meaning ascribed thereto in the Investment
Contract.

         1.3 "District Court" shall have the meaning ascribed thereto in
Section 7.2.

         1.4 "Effective Date" means the date on which the Registration Statement first is declared effective by the SEC under the United States Securities Act of
1933, as amended.

         1.5 The  "Funds" means the Company and the Thai Fund, jointly and severally, as if such entities were one entity.

         1.6 "Investment Company Act" means the U.S. Investment Company Act of
1940, as amended.

         1.7 "Investment  Contract"  means the  agreement  dated as of the date first written above between the Company and the Thai Manager.

         1.8 "Registration Statement" means the Company's Registration Statement on Form N-2 filed with the SEC.

         1.9 "SEC" means the U.S. Securities and Exchange Commission

         1.10 "Seconded  Staff" shall have the meaning ascribed thereto in
Section 2.1 hereof.

         1.11 "Supreme Court" shall have the meaning ascribed thereto in
Section 7.2.

         1.12 "Thai Custodian" means The Thai Farmers Bank or its successors or permitted assigns.

         1.13 "Thai  Employees"  shall  have the  meaning  ascribed  thereto in
Section 3.2.

         1.14 The "Thai Fund" shall have the meaning ascribed thereto above.

         1.15 "Underwriting  Agreement"  means the  Underwriting  Agreement  in respect of the Company's shares of common stock ($0.01 par value) executed on or about the date hereof.

         1.16 "U.S. Assets" shall have the meaning ascribed thereto in
Section 2.2 hereof.

2.       Services to be rendered by the U.S. Manager

         2.1 (a) The U.S.  Manager shall (X) make  available to the Thai Manager seconded staff  ("Seconded  Staff"),  such Seconded Staff to provide to the Thai
Manager  advice with respect to all  investment  decisions for the Thai Fund and all  acquisitions  and  dispositions  of  securities  by the Thai Fund,  and (Y)
prepare and make  available to the Thai Fund  research and  statistical  data in connection therewith, all in accordance with the Company's investment objectives and policies and in accordance with supervision and instructions of the Board of
Directors.

         (b) For  purposes of this  Agreement,  "instructions  from the Board of
Directors"  shall include the right to request a power of attorney from the Thai
Manager in order to enforce claims of, or to defend claims against, the Fund.

         2.2 The U.S.  Manager shall make  investment  decisions for the Company with  respect to any assets  other  than those held  through  the Thai Fund (the
"U.S.  Assets"),  prepare  and  make  available  to  the  Company  research  and
statistical  data  in  connection  therewith,   supervise  the  acquisition  and
disposition  of the U.S.  Assets and select and place  orders  with  brokers and dealers for execution of transactions  for U.S.  Assets,  all in accordance with the  Company's  investment  objectives  and  policies  and  in  accordance  with guidelines and directions from the Board of Directors.

         2.3 The U.S.  Manager shall (i) assist the Funds as they may reasonably request in the  conduct of the Funds'  business,  subject to the  direction  and control of the Board of Directors;  (ii) maintain or cause to be maintained  for the Funds all books and records required under the Investment Company Act to the extent that such books and records are not maintained or furnished by the Funds, custodians  or other agents of the Funds;  (iii)  furnish at the U.S.  Manager's expense for the use of the Funds such office space and  facilities  as the Funds may require for their  reasonable  needs in the City of New York, and to furnish at the U.S.  Manager's expense clerical services in the United States related to research, statistical and investment work; and (iv) pay the reasonable salaries, fees and expenses of such of the Funds'  officers and employees  (including  the
Funds'  share of U.S.  payroll  taxes) and any fees and  expenses of such of the
Funds'  directors as are directors,  officers or employees of the U.S.  Manager;
provided,  however, that the Funds, and not the U.S. Manager, shall pay the fees of members of the  Council  and shall bear  travel  expenses  of  directors  and officers of the Funds who are managing  directors,  officers or employees of the
U.S.  Manager to the extent that such expenses  relate to attendance at meetings of the Board of Directors or any committees thereof.

                                      -2-

         2.4 The U.S.  Manager shall bear all expenses arising out of its duties hereunder but shall not be responsible  for any expenses of the Funds other than those  specifically  allocated to the U.S.  Manager in paragraphs 2.1, 2.2, 2.3,
2.4  and  2.5.  In  particular,  but  without  limiting  the  generality  of the foregoing,  the U.S.  Manager shall not be responsible,  except to the extent of the  compensation  of such of the Funds'  employees as are  managing  directors, officers or employees of the U.S.  Manager whose  services may be involved,  for the following expenses with respect to the Funds:  organization  expenses of the
Funds (including out-of-pocket expenses);  fees, dues and expenses,  incurred by the Funds in connection  with  membership in investment  company  organizations;
fees and expenses of the Funds' administrators,  custodians, transfer agents and registrars;  payment for portfolio  pricing services to a pricing agent, if any;
expenses  of  preparing  share and other  certificates  of the Funds,  and other expenses,  including  but not limited to stamp duties,  in  connection  with the issuance, offering,  distribution,  sale or underwriting of securities issued by the Company or the Thai Fund;  expenses of registering or qualifying  securities of the Company for sale;  expenses  relating to investor  and public  relations;
freight,  insurance  and other  charges in  connection  with the shipment of the
Funds' portfolio securities;  brokerage commissions, stamp duties or other costs of acquiring or disposing of any portfolio securities of the Funds;  expenses of maintaining  a register of holders of  interests  in the Thai Fund;  expenses of preparing  and  distributing  reports and notices to the Company,  the Company's
Board of Directors, the Council, the Company's administrators, the U.S. Manager, the Thai Manager and the Company's stockholders,  and expenses of communications among such  persons  (other  than by the  Company's  stockholders);  expenses of dividends and distributions to the Company and the Company's stockholders; costs of stationery;  expenses incurred in preparing and publishing notices;  costs of stockholders' and other meetings;  litigation expenses;  legal fees and expenses of counsel  (United  States and  Thailand)  to the Funds and if such counsel are retained by the Company's directors who are not "interested persons" of the Thai
Fund  or the  Company,  of  such  counsel;  fees  and  expenses  of  independent accountants  of the  Funds;  or  expenses  relating  to the  Company's  dividend reinvestment and cash purchase plan.

         2.5 In  connection  with  the  rendering  of  services  required  under paragraphs  2.1,  2.2, 2.3 and 2.4 above,  Section 3.1 hereof  provides that the
Thai Manager shall furnish certain  services to the U.S.  Manager,  and the U.S.
Manager may contract with or consult with such banks,  other securities firms or other  parties in Thailand or  elsewhere  as it may deem  appropriate  to obtain information and advice, including investment  recommendations,  advice regarding economic  factors  and  trends,  advice as to  currency  exchange  matters,  and clerical and accounting services and other assistance, but any fee, compensation or expenses to be paid to any such  parties  shall be paid by the U.S.  Manager, and no  obligation  shall be incurred on the Funds'  behalf in any such  respect
(except as to the Thai Manager for which the Funds shall pay the fees  described in Section 3.3 of the Investment Contract).

         2.6 The  Funds  agree  to pay in  United  States  dollars  to the  U.S.
Manager,  as full  compensation for the services  rendered and expenses borne by the U.S. Manager  hereunder,  a monthly fee, payable,  except as provided below, within three New York business days of the first day of each month following the day on which such  payment is  computed,  equal to 1/12 of 0.90% of the value of the average weekly net assets of the Funds up to and including $50 million, plus
1/12 of 0.70% of the value of the next $50  million  of the  average  weekly net assets of the Funds,  plus 1/12 of 0.50% of the value of the average  weekly net assets of the Funds over $100 million.  The weekly net assets of the Funds for a month  shall be  determined  as of the close of business in New York on the last
New York Stock Exchange  business day of each week where such business day falls within one month,  and be  averaged  by  dividing  the total of such  weekly net assets  by such  numbers  of weeks in such  month.  Such fee  shall be  computed beginning on the "Closing Date" (as defined in the Underwriting Agreement) until the termination of this Agreement for whatever reason.  The fee from the Closing
Date to the end of the month  during  which the  Closing  Date  occurs  shall be prorated according to the proportion which such period bears to the full monthly period. Upon termination of this Agreement before the end of any month, such fee for such part of a month shall be prorated  according  to the  proportion  which such period bears to the full monthly period and shall be payable on the date of termination  of this  Agreement.  The fees  payable  from the  Funds to the U.S.
Manager  hereunder  shall be paid from the Thai Fund  and/or the U.S.  Assets as determined  by the  Board of  Directors.  All such  fees paid from the Thai Fund shall be paid subject to applicable  Thai  withholding  tax. For the purposes of this  Agreement,  the net assets of the Funds shall be computed  pursuant to the directions of the Board of Directors.

                                      -3-

         2.7 Nothing herein shall be construed as prohibiting  the U.S.  Manager from providing  investment  advisory  services,  to, or entering into investment advisory  agreements with, other clients (including other registered  investment companies), including clients which may invest in securities of Thai issuers, or from utilizing (in providing such  services)  information  furnished to the U.S.
Manager by the Thai Manager or others.

         2.8 The U.S. Manager may rely on information  reasonably believed by it to be  accurate  and  reliable.  Neither  the  U.S.  Manager  nor its  officers, directors, employees, agents or controlling persons as defined in the Investment
Company Act shall be subject to any liability for any act or omission,  error of judgment or mistake of law, or for any loss suffered by the Funds, in the course of,  connected  with or arising out of any  services  to be rendered  hereunder, except by reason of willful  misfeasance,  bad faith or gross  negligence on the part of the U.S.  Manager  in the  performance  of its  duties  or by  reason of reckless disregard on the part of the U.S. Manager of its obligations and duties under this Agreement. Any person, even though also employed by the U.S. Manager, whether  or not as part of the  Seconded  Staff,  who  may be or may  become  an employee of the Funds and paid by the Funds shall be deemed,  when acting within the scope of his employment by the Funds, to be acting in such employment solely for the Funds and not as an employee or agent of the U.S. Manager.

3.       Services to be rendered by the Thai Manager

         3.1 The Thai  Manager  shall (i)  furnish  to the U.S.  Manager  or its designee (a) a daily bulletin concerning Thai stock market  developments,  (b) a weekly bulletin  concerning  securities and other assets owned by the Thai Fund,
(c) a weekly and month-end  list of securities  values of all Thai assets of the
Thai Fund, and (d) bulletins,  from time to time requested by the U.S.  Manager, concerning Thai economic developments,  industries and securities;  (ii) furnish to the U.S.  Manager such additional  information,  investment  recommendations, advice and  assistance,  as the U.S.  Manager shall from time to time reasonably request in order that the U.S. Manager may provide the services undertaken by it pursuant  to Article 2 hereof;  (iii) act in  accordance  with the advice of the
Seconded Staff in connection with all investment decisions for the Thai Fund and all  determinations  as to acquisition and disposition of securities held by the
Thai Fund and with the  selection and placing of orders with brokers and dealers for execution for the Thai Fund;  and (iv) exercise all rights  associated  with such legal  ownership of the assets of the Thai Fund,  subject to the  Company's investment objectives and policies and guidelines and directions of the Board of
Directors as set forth in Section 3.A.1 of the Investment Contract.

         3.2 The Thai Manager  undertakes  and agrees (i) to assist the Funds as they may reasonably request in the conduct of the Funds' business subject to the direction and control of the Board of Directors; (ii) to maintain or cause to be maintained  for the  Funds all books and  records  required  under  Thai law and regulations  to the extent  that such books and records  are not  maintained  or furnished by the Thai  Custodian or other agents of the Funds;  (iii) to furnish at the Thai  Manager's  expense for the use of the Funds such  office  space and facilities as the Funds may require for their  reasonable  needs in Thailand and to furnish at the Thai Manager's  expense clerical  services in Thailand related to research,  statistical and investment work for the benefit of the Funds;  and
(iv) to pay the  reasonable  salaries,  fees and  expenses of such of the Funds'
officers and employees  (including  the Funds' share of Thai payroll  taxes) and any fees and expenses of such of the Funds' directors as are directors, officers or employees of the Thai Manager; provided, however, that the Funds, and not the
Thai Manager, shall pay the fees of members of the Council and shall bear travel expenses of  directors  and  officers of the Funds who are  managing  directors, officers or employees of the Thai Manager ("Thai  Employees") to the extent that such expenses  relate to attendance at meetings of the Board of Directors or any committees thereof.

                                      -4-

         3.3 The Thai Manager shall bear all expenses  arising out of its duties hereunder but shall not be responsible  for any expenses of the Funds other than those specifically allocated to the Thai Manager in paragraphs 3.1, 3.2, 3.3 and
3.4. In particular,  but without  limiting the generality of the foregoing,  the
Thai Manager shall not be responsible,  except to the extent of the compensation of such of the Funds'  employees  as are Thai  Employees  whose  services may be involved,  for the following  expenses  with respect to the Funds:  organization expenses  of the  Funds  (including  out-of-pocket  expenses);  fees,  dues  and expenses  incurred by the Funds in  connection  with  membership  in  investment
company   organizations;   fees  and  expenses  of  the  Funds'  administrators,
custodians,  transfer  agents and  registrars;  payment  for  portfolio  pricing services  to a pricing  agent,  if any;  expenses of  preparing  share and other certificates  of the Funds,  and other  expenses,  including  but not limited to stamp duties in connection with the issuance,  offering,  distribution,  sale or underwriting of securities  issued by the Company or the Thai Fund;  expenses of registering or qualifying  securities of the Company for sale; expenses relating to  investor  and public  relations;  freight,  insurance  and other  charges in connection  with the  shipment  of the Funds'  portfolio  securities;  brokerage commissions,  stamp  duties or other  costs of  acquiring  or  disposing  of any portfolio securities of the Funds; expenses of maintaining a register of holders of interests in the Thai Fund;  expenses of preparing and  distributing  reports and notices to the Company,  the Company's Board of Directors,  the Council, the
Company's  administrators,  the U.S. Manager, the Thai Manager and the Company's
stockholders,  and expenses of communications  among such persons (other than by the  Company's  stockholders);  expenses of dividends and  distributions  to the
Company and the Company's stockholders;  costs of stationery;  expenses incurred in preparing and publishing notices;  costs of stockholders' and other meetings;
litigation  expenses;  legal fees and  expenses  of counsel  (United  States and
Thailand)  to the Funds and,  if such  counsel  are  retained  by the  Company's directors who are not "interested  persons" of the Thai Fund or the Company,  of such counsel;  fees and expenses of  independent  accountants  of the Funds;  or expenses relating to the Company's dividend reinvestment and cash purchase plan.

         3.4 The U.S. Manager agrees to work with the Thai Manager,  in order to make their  relationship as productive as possible for the benefit of the Funds, and to further  the  development  of the Thai  Manager's  ability to provide the services  contemplated by paragraphs  3.1, 3.2, 3.3 and 3.4 hereof.  To this end the U.S. Manager agrees to work closely with the Thai Manager's employees and to work with the Thai Manager to assist it in developing  its research  techniques, procedures and analysis.  The U.S.  Manager  agrees not to furnish,  without the
Thai Manager's consent,  to any person other than the U.S.  Manager's  personnel and directors and  representatives  of the Funds any tangible  research material that is prepared by the Thai Manager,  that is not publicly available,  and that has been  stamped or  otherwise  clearly  indicated by the Thai Manager as being confidential.

         3.5 Nothing herein shall be construed as  prohibiting  the Thai Manager from  providing  investment  advisory  services to, or entering into  investment advisory agreements with, other clients including other investment companies.

                                      -5-

         3.6 Neither  the Thai  Manager nor any  affiliate  of the Thai  Manager shall receive any  compensation in connection with the placement or execution of any  transaction for the purchase or sale of securities or for the investment of funds on behalf of the Funds, except that the Thai Manager or the Thai Manager's affiliates  may receive a commission,  fee or other  remuneration  for acting as broker  in  connection  with  the  sale of  securities  to or by the  Funds,  if permitted under the Investment Company Act, as amended.

         3.7 The Thai Manager may rely on information reasonably believed by the
Thai Manager to be accurate and  reliable.  Neither the Thai  Manager,  the Thai
Manager's officers, directors,  employees, agents nor any controlling persons as defined in the Investment  Company Act shall be subject to any liability for any act or omission, error of judgment or mistake of law or for any loss suffered by the Funds in the course of,  connected with or arising out of any services to be rendered hereunder except by reason of willful  misfeasance,  bad faith or gross negligence  in the  performance  of the Thai  Manager's  duties  or by reason of reckless  disregard by the Thai Manager of the Thai  Manager's  obligations  and duties under this  Agreement.  Any person even though also  employed by the Thai
Manager,  whether or not as part of the Seconded Staff,  who may be or become an employee of the Funds and paid by the Funds shall be deemed,  when acting within the scope of his employment by the Funds, to be acting in such employment solely for the Funds, and not as employee or agent of the Thai Manager.

4.       Effective Date and Termination

         4.1 This  Agreement  shall become  effective on the date hereof;  shall remain  in  effect  for a period of two  years  from the date  hereof  and shall continue  in  effect  thereafter,  but  only  so long  as  such  continuance  is specifically  approved  at  least  annually  by the  affirmative  vote  of (i) a majority  of the members of the Board of  Directors  who are not parties to this
Agreement  or  interested  persons  of the Funds,  the Thai  Manager or the U.S.
Manager,  cast in person at a meeting  called for the  purpose of voting on such approval,  and (ii) a majority  of the Board of  Directors  or the  holders of a majority of the outstanding voting securities of the Company. This Agreement may nevertheless  be terminated at any time,  without any penalty,  by the Company's
Board of Directors or by vote of holders of a majority of the outstanding voting securities of the Company, or by the U.S. Manager,  upon 60 days' written notice delivered or sent by  registered  mail,  postage  prepaid,  to the other parties hereto,  at their  respective  addresses  given above or at any other address of which any shall have notified the others in writing,  and shall automatically be terminated in the event of its assignment (as defined in the Investment  Company
Act) or termination of the Advisory  Sections of the Investment  Contract as set
forth in  Section  8.2  thereof or other  termination  pursuant  to Section  8.4 thereof. Any notice shall be deemed given when received by the addressee.

         4.2 This  Agreement may not be  transferred,  assigned,  sold or in any manner  hypothecated  or pledged by either  party hereto other than as permitted pursuant to Section 4.1 hereof. It may be amended by mutual agreement,  but only after  authorization  of such amendment (a) by the  affirmative  vote of (i) the holders of a majority of the outstanding  voting securities of the Company;  and
(ii) a majority of the members of the Board of Directors who are not  interested persons of the Funds, the Thai Manager or the U.S. Manager,  cast in person at a meeting called for the purpose of voting on such approval; and (b) in accordance with applicable Thai law.

5.       Governing Law

         This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the United
States and New York law.

                                      -6-

6.       Notices

         Except as otherwise provided herein, all notices or other
communications to the respective parties hereto shall be deemed to have been duly made when delivered by airmail, telex or personal delivery at its address specified below or to such other address as any of the parties hereto may hereafter specify to the other in writing.

         For the Thai Manager:

                  The Mutual Fund Public Company Limited
                  30th-32nd Floor
                  Lake Rajada Building
                  193-195 Ratchadaphisek Road,
                  Khlong-Toey
                  Bangkok  10110, Thailand

         For the U.S. Manager:

                  Morgan Stanley Asset Management Inc.
                  1221 Avenue of the Americas
                  New York, New York  10020

         For the Company:

                  The Thai Fund, Inc.
                  c/o Morgan Stanley Asset Management Inc.
                  1221 Avenue of the Americas
                  New York, New York  10020

7.       Jurisdiction.

         7.1 The parties  irrevocably  agree that any suit, action or proceeding against  the  Company or the U.S.  Manager  arising  out of or  relating to this
Agreement shall be subject exclusively to the jurisdictions of the United States
District  Court for the Southern  District of New York and the Supreme  Court of
the  State  of  New  York,  New  York  County,  and  irrevocably  submit  to the jurisdiction  of each such Court in  connection  with any such  suit,  action or proceeding.  The parties  waive any objection to the laying of venue of any such suit,  action or proceeding in either such Court,  and waive any claim that such suit,  action or  proceeding  has been  brought in an  inconvenient  forum.  The parties  irrevocably  consent to service of process in connection  with any such suit, action or proceeding by prepaid mail at their respective  addresses as set forth in this Agreement.

         7.2 The  parties  further  agree  that any suit,  action or  proceeding against the Thai Manager  arising out of or relating to this  Agreement  may, at the sole and  unreviewable  option of the Company (or the U.S.  Manager,  if the
Company is not a party),  be  commenced in the  jurisdictions  either (i) of the courts of the Kingdom of Thailand or (ii) of the United  States  District  Court
for the  Southern  District  of New York (the  "District  Court") or the Supreme
Court of the State of New York,  New York County (the "Supreme  Court").  In the
event the Company (or the U.S. Manager, if the Company is not a party) exercises its option to commence a suit, action or proceeding in either the District Court or the Supreme Court, the Thai Manager  irrevocably  submits to the jurisdiction of each such court in connection with any such suit,  action or proceeding,  and the Thai Manager  further  agrees that,  in the event the  District  Court,  for whatever reason,  declines to exercise or is determined not to have jurisdiction in connection with any such suit, action or proceeding, the Company (or the U.S.
Manager,  if the Company is not a party) may  commence a  subsequent  such suit, action or  proceeding  in the Supreme  Court,  and the Thai Manager  irrevocably submits to the  jurisdiction  of the Supreme Court in  connection  with any such subsequent suit, action or proceeding.  The Thai Manager waives any objection to the laying of venue of any such suit, action or proceeding in the District Court or the Supreme Court, and waives any claim that such suit,  action or proceeding has been brought in an inconvenient forum. The Thai Manager irrevocably consents to service of process in connection with any such suit,  action or proceeding by prepaid mail at its address as set forth in this Agreement.

                                      -7-

         7.3 To the  extent  that the Thai  Manager  or the  Company  may now or hereafter be entitled,  in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its revenues or properties any immunity from suit,  court  jurisdiction,  attachment prior to judgment,  attachment in aid of execution of a judgment, execution of a judgment or from set-off, banker's lien, counterclaim or any other legal process or remedy with respect to its  obligations  under this  Agreement  and/or to the extent that in such jurisdiction  there may be attributed to the Thai Manager or the Company such an immunity (whether or not claimed),  the Thai Manager and the
Company  each  hereby  to  the  fullest  extent   permitted  by  applicable  law
irrevocably  agrees not to claim,  and hereby to the fullest extent permitted by
applicable  law  expressly  waives,  any  such  immunity,   including,   without
limitation,  a complete waiver of immunity pursuant to the United States Foreign
Sovereign Immunities Act.

8.       Language.

         The governing language of this Agreement shall be English.

9.       Headings.

         The headings contained in this Agreement are for reference only and shall not be deemed to limit or affect any of the provisions hereof.

                                      -8-

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized, all as of the date first above written.

                                        THE MUTUAL FUND PUBLIC COMPANY LIMITED

                                        By:/s/ Damrongsuk Amatyakul
                                           -------------------------------------
                                           Name:  DAMRONGSUK AMATYAKUL
                                           Title: PRESIDENT

                                        MORGAN STANLEY ASSET MANAGEMENT INC.

                                        By:/s/ Harold J. Schaaff
                                           -------------------------------------
                                           Name:  Harold J. Schaaff
                                           Title: Principal and General Counsel

                                        THE THAI FUND, INC.

                                        By:/s/ Valerie Y. Lewis
                                           ------------------------------------
                                           Name:  Valerie Y. Lewis
                                           Title: Secretary

                                      -9-